Exhibit 3.2
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Pursuant to Sections 228, 242 and 245 of the
General Corporation Law of the State of Delaware)
          Town Sports International Holdings, Inc. (the “Corporation”), a corporation organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”),
          DOES HEREBY CERTIFY THAT:
          FIRST: The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware was January 20, 2004.
          SECOND: The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the certificate of incorporation, declaring said amendment and restatement to be advisable and in the best interest of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders in lieu of a meeting, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law.
          THIRD: The certificate of incorporation of the Corporation shall be amended and restated in its entirety as follows:
ARTICLE I
Name
          The name of the Corporation is Town Sports International Holdings, Inc.
ARTICLE II
Purpose
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE III
Registered Office
          The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at that address is Corporation Service Company.
ARTICLE IV
Capital Stock
     A. Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is one hundred five million (105,000,000), consisting of five million (5,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and one hundred million (100,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”). The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
     Effective on May [___], 2006, upon the filing of the Amended and Restated Certificate of Incorporation of the Corporation on such date (the “Effective Date”), each share of Class A Common Stock of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be reclassified and subdivided into fourteen (14) shares of fully paid and nonassessable Common Stock of the Corporation. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof in an amount equal to the fraction to which the holder would otherwise be entitled multiplied by the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the subdivision date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Common Stock held by any holder thereof that are being subdivided, not upon each share of Common Stock being subdivided.
     B. Common Stock.
          1. General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of any then outstanding Preferred Stock.
          2. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, if and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          3. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock. For purposes of this paragraph, a merger, statutory share exchange, consolidation or similar corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), or the sale, transfer or lease by the Corporation of all or substantially all of its assets, shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.
          4. Voting Rights. Except as otherwise required by law or provided herein, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Preferred Stock shall vote together with holders of Common Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.
     C. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, by the rules of a national securities exchange or automated quotation system of a registered national securities association, if applicable, and by the provisions contained herein, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the General Corporation Law (a “Preferred Stock Designation”), to establish the number of shares to be included in each series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:
          1. the designation of the series, which may be by distinguishing number, letter or title;
          2. the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;
          3. the voting rights, if any, of the holders of shares of the series;
          4. whether dividends, if any, shall be cumulative or noncumulative and the dividend rate (or the manner, from time to time, of determining such rate) of the series, and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends;
          5. dates (or the manner, from time to time, of determining such dates) at which dividends, if any, shall be payable;
          6. the redemption rights and price or prices, if any, for shares of the series;

          7. the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the affairs of the Corporation;
          8. the terms and amount of any purchase, retirement or sinking fund provided for the purchase or redemption of shares of the series;
          9. whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
          10. whether the issuance of additional shares of Preferred Stock shall be subject to restrictions as to issuance, or as to the powers, preferences or other rights of any other series;
          11. the right of the shares of such series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and
          12. such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine. The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.
          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.
          If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.
          Except as may be provided by the Board of Directors in a Preferred Stock Designation or as required by law, shares of any series of Preferred Stock that have been redeemed or purchased by the Corporation, or, if convertible or exchangeable, converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock, and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock.
ARTICLE V
Directors
     A. Number. The number of directors of the Corporation shall be such number determined from time to time as set forth in the By-laws of the Corporation (the “By-laws”). Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director’s successor is elected and qualified.
     B. Written Ballot. Unless, and except to the extent that, the By-laws shall so require, the election of directors of the corporation need not be by written ballot.
     C. Removal of Directors. Notwithstanding any other provisions contained herein or in the By-laws, any director or the entire Board of Directors of the Corporation may be removed, at any time, by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article V shall not apply with respect to the director or directors elected by such holders of Preferred Stock.
ARTICLE VI
Stockholder Meetings
          Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision in the General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws.
ARTICLE VII
Limitation of Directors’ Liability
          Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
ARTICLE VIII
Indemnification
          The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Corporation or otherwise, by reason of the fact that the person is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, employee, agent or trustee of, or in a similar capacity with, an affiliate of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom.
          Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article VIII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.
          The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.
          The indemnification rights provided in this Article VIII (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any By-law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VIII.
          Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of, or in a similar capacity with, an affiliate of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law.
ARTICLE IX
Amendment of By-laws
          In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the By-laws by the affirmative vote of at least a majority of the members of the Board of Directors.
ARTICLE X
Amendment of Certificate of Incorporation
          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles V, VI, VII, VIII, IX and this Article X may not be amended, altered, changed or repealed in any respect unless the same is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed amendment, alteration, change or repeal is included in the notice of such meeting). Notwithstanding the foregoing, no amendment, alteration, change or repeal to this Certificate of Incorporation shall be adopted that would have the effect of circumventing the provisions of this Article X.
* * *
          FOURTH: The foregoing amendment and restatement has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.
          FIFTH: The foregoing amendment and restatement was approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law.
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          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by a duly authorized officer on this ___day of May, 2006.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
By:
Robert J. Giardina
Chief Executive Officer